EXHIBIT 99.1

Crexendo Declares Quarterly Cash Dividend of $0.005 per Common Share

PHOENIX, AZ / ACCESSWIRE /November 17, 2022 / Crexendo, Inc. (NASDAQ:CXDO) today announced that on November 10, 2022, its Board of Directors declared a quarterly cash dividend of $0.005 per common share to be paid on December 8, 2022, to all stockholders of record as of the close of business on the November 28, 2022.

Crexendo’s previous quarterly dividend of $0.005 per common share was paid on September 2, 2022.  Future dividends will be subject to Board approval.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over two Million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2021, and quarterly Form 10-Qs as filed. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CONTACT:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

SOURCE: Crexendo, Inc.